Exhibit 99.2

HALL-HOUSTON EXPLORATION II, LP,

HALL HOUSTON EXPLORATION III, LP,

HALL-HOUSTON EXPLORATION IV, LP AND

GOM-H EXPLORATION, LLC

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE ACQUIRED PROPERTIES

SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Amounts in Thousands)

	Six Months Ended June 30,
	2013	2012
	(unaudited)
Revenues - oil, natural gas, and natural gas liquid sales	$32,796	$16,465
Direct operating expenses	5,860	2,468

Excess of revenues over direct operating expenses	$26,936	$13,997

The accompanying notes are an integral part of the

Statements of Revenues and Direct Operating Expenses.

HALL-HOUSTON EXPLORATION II, LP,

HALL HOUSTON EXPLORATION III, LP,

HALL-HOUSTON EXPLORATION IV, LP AND

GOM-H EXPLORATION, LLC

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE ACQUIRED PROPERTIES

Note 1. Basis of Presentation

The accompanying statements of revenues and direct operating expenses represent the interest in the revenues and direct operating expenses of the oil and natural gas producing properties acquired by PetroQuest Energy, L.L.C (the “Company”) from Hall-Houston Exploration II, LP, Hall-Houston Exploration III, LP, Hall-Houston Exploration IV, LP (collectively “Hall-Houston”) and GOM-H Exploration, LLC (“GOM-H”) on July 3, 2013 for $207,110,000, prior to customary closing conditions and adjustments. The properties are referred to herein as the “Acquired Properties”.

The statements of revenues and direct operating expenses have been derived from Hall-Houston’s historical financial records. Revenues and direct operating expenses included in the accompanying statements represent the Company’s acquired interest in the Acquired Properties and are prepared on an accrual basis of accounting. In the opinion of management, such statements reflect all adjustments necessary to fairly state the excess of revenues over direct operating expenses of the Acquired Properties.

During the periods presented, the Acquired Properties were not accounted for as a separate division by Hall-Houston and therefore certain costs such as depletion, depreciation, and amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense, income taxes, and other expenses of an indirect nature were not allocated to the Acquired Properties. Any attempt to allocate such indirect expenses would require significant judgment, which would be arbitrary and would not be indicative of the performance of the properties had they been owned by the Company. As a result of the exclusion of these various expenses, the accompanying statements of revenues and direct operating expenses are not indicative of the financial condition or results of operations of the Acquired Properties and such amounts may not be representative of future operations.

Full separate financial statements prepared in accordance with generally accepted accounting principles are not presented as the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances. Accordingly, the statements of revenues and direct operating expenses of the Acquired Properties are presented in lieu of the financial statements otherwise required under Rules 3-01 and 3-02 of Regulation S-X by the United States Securities and Exchange Commission.

Note 2. Significant Accounting Policies

Use of Estimates

Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the statements of revenues and direct operating expenses. Actual balances and results could be different from those estimates.

Revenue Recognition

Oil and natural gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties.

Direct Operating Expenses

Direct operating expenses of the Acquired Properties are recognized when incurred. Direct operating expenses include lease and well repairs, production taxes, gathering and transportation, maintenance, utilities, payroll and other direct operating expenses. Production taxes are recorded at the time transfer of title occurs. Such taxes represent a fixed percentage of production and are calculated and paid to the state governments in accordance with applicable regulations.

Note 3. Contingencies

The activities of the Acquired Properties are subject to potential claims and litigation in the normal course of operations. The Company’s management does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or statements of revenues and direct operating expenses of the Acquired Properties.

Note 4. Subsequent Events

Subsequent events have been evaluated through September 13, 2013, to ensure that any subsequent events that met the criteria for recognition or disclosure in this report have been included. The Company’s management does not believe that any subsequent events requiring recognition or disclosure have occurred.